NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 029441 20 1

NUMBER 1746

SHARES

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

[redacted] 500,000,000

AUTHORIZED COMMON STOCK: [redacted] SHARES

PAR VALUE: [redacted] $.0001

Countersigned & Registered:
Stalt, Inc.
671 Oak Grove Avenue, Suite C
Menlo Park, CA 94025
650.321.7111

By ______________
Authorized Signature

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

— Shares of **American Scientific Resources, Incorporated** Common Stock —

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY/TREASURER

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
CORPORATE
Seal
NEVADA

PRESIDENT